TruStage™ ZoneChoice Annuity
Issued by:
MEMBERS Life Insurance Company
INITIAL SUMMARY PROSPECTUS FOR NEW INVESTORS
DATED MAY 1, 2025
This Initial Summary Prospectus summarizes key features of the TruStage™ ZoneChoice Annuity, an individual or joint owned, single purchase payment deferred index-linked annuity contract. Before you invest, you should also review the prospectus for the Contract, which contains more information about the
Contract’s features, benefits, and risks. You can find this document and other information about the
Contract online at https://www.trustage.com/regulatory-documents. You can also obtain this information at no cost by calling 1-800-798-5500 or by emailing AnnuityAndPRTManagersMail@trustage.com.
If you are a new investor in the Contract, you may cancel your Contract within 10 days of receiving it without paying fees or penalties, though the calculation of Contract Value will include any applicable Equity Adjustment. In some states, this cancellation period may be longer. Upon cancellation, you will receive either a full refund of the amount you paid with your application (less any withdrawals) or your total Contract value, depending on the state in which your Contract was issued. You should review this prospectus, or consult with your investment professional, for additional information about the specific cancellation terms that apply.
Additional information about certain investment products, including index-linked annuities, has been prepared by the Securities and Exchange Commission’s staff and is available at investor.gov/.
Neither the SEC nor any state securities commission has approved or disapproved of these securities or determined if this Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

APPENDIX - ALLOCATION OPTIONS AVAILABLE UNDER THE CONTRACT	A-1

GLOSSARY

Accumulation Period. The period of time that begins on the Contract Issue Date stated on the Data
Page and ends on the Income Payout Date or the date this Contract is terminated if earlier.
Adjusted Index Return. The Index Return for the current Interest Term adjusted for the Crediting
Strategy. This value is only calculated at the end of the Interest Term.
Administrative Office. MEMBERS Life Insurance Company, 2000 Heritage Way, Waverly, Iowa 50677.
Phone: 1-800-798-5500.
Age. Age as of last birthday.
Allocation Options. All available options under the Contract for allocating your Purchase Payment and
Contract Value. Your selling firm may limit the Allocation Options available to you when your Contract is issued.
Annual Free Withdrawal Amount. The amount that can be withdrawn each Contract Year without incurring a Surrender Charge or Interest Adjustment.  It is equal to 10% of the Contract Value determined at the beginning of each Contract Year.
Annuitant (Joint Annuitant). The person(s) whose life (or lives) determines the income payment amount payable under the Contract. If the Owner is a non-natural person, the Annuitant(s) is also the person(s)
whose death determines the Death Benefit.
Authorized Request. A request in Good Order and signed and dated by all Owners, including without limitation a request to: transfer value, change a party to the Contract, change the Income Payout Date, or make a partial withdrawal or full surrender of the Contract. An Authorized Request may also include a phone, fax, or electronic request for specific transactions.
Beneficiary. The person(s) or entity named by the Owner to receive proceeds payable upon the death of the first Owner or the first Annuitant if the Owner is a non-natural person.
Buffer.  The maximum amount of negative interest assumed by the Company for an Interest Term, and any additional negative interest will be credited to the Risk Control Account.
Business Day. Any day that the New York Stock Exchange is open for trading. All requests for transactions that are received at our Administrative Office in Good Order on any Business Day prior to market close, generally 4:00 P.M. Eastern Time, will be processed as of the end of that Business Day.
Cap Rate. The maximum amount of interest the Company will credit to the Risk Control Account for an
Interest Term.
Company. MEMBERS Life Insurance Company; also referred to as “we”, “our” and “us”.
Contract. The TruStage™ ZoneChoice Annuity, an individual or joint owned, single premium deferred annuity contract with index-linked interest options issued by MEMBERS Life Insurance Company.
Contract Anniversary. The same day and month as the Contract Issue Date for each year the Contract remains in force.
Contract Issue Date. The day your Contract is issued. This date will be used to determine Contract
Years and Contract Anniversaries.
Contract Value. The total value of your Contract during the Accumulation Period. All values are calculated as of the end of a Business Day.
Contract Year. Any twelve-month period beginning on the Contract Issue Date or Contract Anniversary and ending one day before the next Contract Anniversary.

Crediting Base. The amount used to calculate the Risk Control Account Value. It is equal to the amount allocated to a Risk Control Account at the start of the Interest Term, reduced proportionally for any withdrawals and Flex Transfers.
Crediting Strategy. The method by which interest is calculated for an Allocation Option during the
Interest Term.
Data Page. Pages attached to your Contract that describe certain terms applicable to your specific
Contract.
Death Benefit. The amount the Beneficiary is entitled to upon the death of an Owner who is a natural person or the death of an Annuitant if the Owner is a non-natural person.
Declared Interest Rate. The effective annual rate of interest credited to the Declared Rate Account. The
Declared Interest Rate will never be lower than the Minimum Interest Rate.
Declared Rate Account. An Allocation Option to which we credit a fixed annual rate of interest referred to as the Declared Interest Rate.
Equity Adjustment. Used to calculate the Risk Control Account Value during the Interest Term. This adjustment (increase or decrease) will be applied to any distribution prior to the end of an Interest Term, including a partial withdrawal, Flex Transfer, a full surrender of the Contract, the Death Benefit, or the
Contract Value applied to an Income Payout Option. Reflects the value of derivative instruments that hedge market risks associated with the Risk Control Accounts. The Equity Adjustment is calculated separately for each Risk Control Account at the end of each Business Day except the last day of an
Interest Term. The Equity Adjustment varies based on the Crediting Strategy. The Equity Adjustment does not apply to Contract Value in the Declared Rate Account.
Flex Transfer. The voluntary transfer of some or all of the value in any Risk Control Account to the
Declared Rate Account prior to the end of the Interest Term.
Floor.  The maximum amount of negative interest for an Interest Term used to determine the Adjusted
Index Return that may be credited to the Risk Control Account for an Interest Term.
General Account. All of the Company’s assets other than the assets in its separate accounts.
Good Order. A request or transaction generally is considered in “Good Order” if we receive it at our
Administrative Office within the time limits, if any, prescribed in this Prospectus for a particular transaction or instruction, it includes all information and supporting legal documentation necessary for us to execute the requested instruction or transaction, and is signed by the individual or individuals authorized to provide the instruction or engage in the transaction. A request or transaction may be rejected or delayed if not in Good Order. This information and documentation necessary for a transaction or instruction generally includes, to the extent applicable: the completed application or instruction form; your contract number; the transaction amount (in dollars or percentage terms); the signatures of all Owners (exactly as indicated on the Contract), if necessary; Social Security Number or Tax I.D.; and any other information or supporting documentation that we may require, including any consents. With respect to the Purchase
Payment, Good Order also generally includes receipt by us of sufficient funds to affect the purchase. We may, in our sole discretion, determine whether any particular transaction request is in Good Order, and we reserve the right to change or waive any Good Order requirement at any time. If you have any questions, you should contact us or your financial professional before submitting the form or request.
Income Payout Date. The date the first income payment is paid from the Contract to the Owner.
Income Payout Option. The choices available under the Contract for payout of your Contract Value.
Index, Indices. The reference index (or indices) that is a benchmark designed to track the performance of a portfolio of securities and is used to determine the Index Return, Adjusted Index Return, and Equity
Adjustment for a Crediting Strategy.
Index Return. The percentage change in the reference Index from the beginning of the Interest Term to the end of the Interest Term.

Index Value. The closing value for the reference Index as of the end of a Business Day.
Interest Adjustment. An adjustment (increase or decrease) that may be applied to any withdrawal, surrender, or distribution from the Contract (including Death Benefit or Contract Value applied to an
Income Payout Option) prior to the end of the six-year rolling period beginning on the Contract Issue
Date. The Interest Adjustment reflects the change in the value of the investments that support the guarantees under the Contract. Rates used in determining the Interest Adjustment are reset every sixth
Contract Anniversary. The Interest Adjustment will always apply for the six-year rolling period beginning on the Contract Issue Date even if the Allocation Options elected have an Interest Term of less than six years. The Interest Adjustment does not apply to transfers (including Flex Transfers) or to the Annual Free
Withdrawal Amount.
Interest Term. The period for which interest is calculated for an Allocation Option. The Interest Term may vary by Allocation Option. Interest Terms will start and end on a Contract Anniversary, unless otherwise specified.
Internal Revenue Code (IRC). The Internal Revenue Code of 1986, as amended.
Minimum Interest Rate. The minimum effective annual rate of interest we will credit to the Declared Rate
Account.
Non-Qualified Contract. An annuity contract that is independent of any formal retirement or pension plan.
Owner (Joint Owner). The person(s) or entity who own(s) the Contract and has (have) all rights under the Contract. Unless owned by a non-natural person, the Owner is also the person(s) whose death determines the Death Benefit. The Owner is also referred to as “you” or “your”.
Participation Rate. The percentage that may be applied to an Index Return to determine the Adjusted
Index Return. If the Participation Rate is less than 100%, it will limit the amount of interest credited by the
Company to the Risk Control Account.
Payout Period. The period of time that begins on the Income Payout Date and continues until we make the last payment as provided by the Income Payout Option chosen.
Purchase Payment. The amount paid to us, by or on behalf of an Owner, that is used to establish the annuity on the Contract Issue Date. We do not allow any additional Purchase Payments.
Qualified Contract. An annuity that is part of an individual retirement plan, pension plan or employer-
sponsored retirement program that is qualified for special treatment under the Internal Revenue Code.
Required Minimum Distributions. The required minimum distribution (RMD) defined by section
401(a)(9) of the IRC for the Contract and as determined by us. RMDs only apply to Qualified Contracts.
Risk Control Account. An Allocation Option to which we credit interest based in part on the performance of an Index, subject to the Crediting Strategy.
Risk Control Account Value. The portion of the Contract Value in a Risk Control Account.
SEC. The U.S. Securities and Exchange Commission.
Spouse. The person to whom you are legally married. The term Spouse includes the person with whom you have entered into a legally-sanctioned marriage that grants you the rights, responsibilities, and obligations married couples have in accordance with applicable state laws. Individuals who do not meet the definition of Spouse may have adverse tax consequences when exercising provisions under this contract and any attached endorsements or riders. Additionally, individuals in other arrangements that are not recognized as marriage under the relevant state law will not be treated as married or as Spouses as defined in this Contract for federal tax purposes. Consult with a tax advisor for more information on this subject and before exercising benefits under the Contract and any attached endorsements or riders.
Surrender Charge. The charge associated with surrendering either some or all of the Contract Value.

Surrender Value. The amount you are entitled to receive if you elect to surrender this Contract during the
Accumulation Period.
Valuation Period. The period beginning at the close of one Business Day and continuing to the close of the next succeeding Business Day.

OVERVIEW OF THE CONTRACT

The following is a summary of the key features of the Contract. This summary does not include all the information you should consider before purchasing a Contract. You should carefully read the entire
Prospectus, which contains more detailed information concerning the Contract and the Company, before making an investment decision.
You should speak with a financial professional about the Contract’s features, benefits, risks, and fees, and whether it is appropriate for you based upon your financial situation and objectives. The Company is not an investment adviser and does not provide any investment advice to you in connection with the Contract.
Purpose
The Contract is an individual or joint owned, single premium deferred annuity contract with index-linked interest options. It can help you save for retirement by allowing your Contract Value to earn interest from the Risk Control Accounts and/or Declared Rate Account on a tax-deferred basis and by providing the opportunity for lifetime payments. You generally will not pay taxes on your earnings (your Contract Value minus the portion of your Purchase Payment not previously withdrawn) until you withdraw them.
The Contract is designed for long-term investors and is not intended for someone who needs ready access to cash.
Purchase and Contract Periods
You may purchase the Contract with a single Purchase Payment of at least $5,000. You may not make additional Purchase Payments.
There are two periods to your Contract: an Accumulation Period and a Payout Period.
Accumulation Period. The Accumulation Period begins on the Contract Issue Date and continues until the Income Payout Date or the date this Contract is terminated if earlier. During the Accumulation Period, you allocate your Contract Value to the Risk Control Accounts and the Declared Rate Account.
Additional information about each Allocation Option is provided in Appendix A.
Payout Period. The Payout Period begins on the Income Payout Date and continues until we make the last payment as provided by the Income Payout Option chosen. On the first day of the Payout Period, the
Contract Value, including any applicable Equity Adjustment and Interest Adjustment, will be applied to the
Income Payout Option you selected. You cannot change the Annuitant or Owner on or after the Income
Payout Date for any reason. When the Payout Period begins, you will no longer be able to make withdrawals. The Death Benefit terminates when the Contract is applied to an Income Payout Option.
Allocation Options
You must specify the percentage of your Purchase Payment to be allocated to each Allocation Option on the Contract Issue Date. Your Purchase Payment and Contract Value will be allocated according to your allocation instructions on file with us. The current Allocation Options under the Contract are shown in the table below. Your selling firm may limit the Allocation Options available to you when your Contract is issued. Not all Allocation Options may be available in all markets where we offer the Contract.

ALLOCATION OPTIONS FOR CONTRACTS ISSUED AFTER MAY 25, 2023
Risk Control Account Crediting Strategy: Floor with Cap Rate
Index	Interest Term	Crediting Strategy	Minimum Guarantee*
S&P 500 Index	1-Year	Floor: 0% to -10% in 1% increments Cap Rate	Cap Rate: 1%
Dimensional US Small Cap Value Systematic Index	1-Year	Floor: 0% to -10% in 1% increments Cap Rate	Cap Rate: 1%
Barclays Risk Balanced Index	1-Year	Floor: 0% to -10% in 1% increments Cap Rate	Cap Rate: 1%
Risk Control Account Crediting Strategy: Buffer with Cap Rate
Index	Interest Term	Crediting Strategy	Minimum Guarantee*
S&P 500 Index	1-Year	Buffer: -10% Cap Rate	Cap Rate: 1%
Dimensional US Small Cap Value Systematic Index	1-Year	Buffer: -10% Cap Rate	Cap Rate: 1%
Risk Control Account Crediting Strategy: Buffer with Participation Rate
Index	Interest Term	Crediting Strategy	Minimum Guarantee*
S&P 500 Index	6-Year	Buffer: -10% and -20% Participation Rate	Participation Rate: 10%
Dimensional US Small Cap Value Systematic Index	6-Year	Buffer: -10% and -20% Participation Rate	Participation Rate: 10%
Barclays Risk Balanced Index	6-Year	Buffer: -10% and -20% Participation Rate	Participation Rate: 10%
Declared Rate Option
Account	Interest Term	Crediting Strategy	Minimum Guarantee
Declared Rate Account	1-Year	Declared Rate	Minimum Interest Rate
The Floor and Buffer for an Allocation Option will not change during the life of your Contract unless the
Allocation Option is discontinued. During the life of your Contract, an Allocation Option with a Floor of 0%
will always be available. We may not always make available Allocation Options with Buffers, however, if one is available, a Buffer of -10% or more will be available.
Interest Terms and Reallocations. Each Allocation Option is available on the Contract Issue Date and at the end of the Interest Term. For example, after the Contract Issue Date, an Allocation Option with a one-
year Interest Term is available every Contract Anniversary, whereas an Allocation Option with a six-year
Interest Term is available every sixth Contract Anniversary. This means that the six-year Interest Term will not be available for you to allocate Contract Value to on every Contract Anniversary. If we add an
Allocation Option, you will not be able to allocate your Contract Value to the new Allocation Option until the start of the next available Interest Term for that Allocation Option. Additionally, the six-year Interest
Term is unavailable if the Income Payout Date is less than six years from the start of the Interest Term.
At least two weeks before the end of an Interest Term, we will notify you of the available Allocation
Options to which you may transfer maturing Contract Value. The new Allocation Options may have different Interest Terms and Crediting Strategies than what was previously available. If we do not receive transfer instructions by Authorized Request at least one Business Day before the end of the current
Interest Term, we will apply the value of the maturing Contract Value to a new Interest Term of the same
Allocation Option. If the same Allocation Option is not available, we will apply the value to the Declared
Rate Account.

New transfer instructions by Authorized Request will supersede any prior transfer instructions for a given
Allocation Option. Except for Flex Transfers (available to Contracts issued after May 25, 2023), transfers are not permitted during an Interest Term. For example, you may not transfer values from the Declared
Rate Account to any Risk Control Account or transfer values among Risk Control Accounts during an
Interest Term.
You should understand the difference between the 6-year Interest Term and the 1-year Interest Term. For the 6-year Interest Term, interest is not calculated or credited until the end of the Interest Term; therefore, the Crediting Strategy factors (i.e., the Buffer and Participation Rate) only apply at the end of the Interest
Term and not annually. As described below, withdrawals before the end of the Interest Term could significantly reduce the values under the Contract and the amount you receive from any payments. Moreover, only the Crediting Base remaining in a Risk Control Account will be credited interest, positive or negative, at the end of the Interest Term.
Declared Rate Account. The portion of your Contract Value allocated to the Declared Rate Account is credited interest daily based on the Declared Interest Rate. The Declared Interest Rate will never be less than the Minimum Interest Rate. The initial Declared Interest Rate is available in advance of the Contract
Issue Date and will be provided by your financial professional or by calling the Company at
1-800-798-5500. The Declared Interest Rate for the initial Interest Term is shown on your Contract Data
Page. We will notify you of Declared Interest Rates for each subsequent Interest Term at least two weeks before the end of the current Interest Term, or you can contact your financial professional or the
Company at 1-800-798-5500 to obtain current rates.
Risk Control Accounts. The portion of your Contract Value allocated to a Risk Control Account is credited with interest, if any, based in part on the investment performance of an external Index over the
Interest Term, subject to the Crediting Strategy unique to each Risk Control Account (shown in the table above). For each Risk Control Account, the Index Return, which can be positive or negative, is calculated by comparing the change in the Index from the first day of the Interest Term to the last day of the Interest
Term.
The Indices can go up or down based on the securities prices of the companies that comprise the reference Index. Except for the Barclays Risk Balanced, each Index associated with the Risk
Control Accounts is a "price return index," which means the Index performance does not include dividends paid on the securities comprising the Index. This will reduce Index performance and will cause the Index to underperform a direct investment in the underlying securities. The Barclays
Risk Balanced Index reinvests dividends but deducts certain fees. These deductions will reduce Index performance, and the Index will underperform similar portfolios from which these fees and costs are not deducted. Because the Index Return is calculated and applied at a single point in time, you may experience negative or flat performance even though the Index experienced gains through some, or most, of the Interest Term. It is possible that you will not earn any interest in a Risk Control Account or that we may credit negative interest to the Risk Control Accounts. You could lose a significant amount of money if the Index declines in value.
Each Risk Control Account has a Crediting Strategy that provides a level of downside protection:  Floor or
Buffer. The Floor and Buffer may provide protection by limiting the amount of negative Index interest credited to you from negative Index performance. The Floor and Buffer do not limit losses from the
Surrender Charge, Interest Adjustment, Equity Adjustment, proportionate calculations, or taxes.
•The Floor is the maximum amount of negative interest that we will credit you at the end of an
Interest Term. Negative Index performance will reduce your Risk Control Account Value by up to the amount of the Floor you elected. For example, if you elect a Floor of 0%, a negative Index
Return will not reduce your Risk Control Account Value. If you elect a Floor of -10%, negative
Index performance could reduce your Risk Control Value by up to 10% each Interest Term. We currently offer eleven Floor options:  0%, -1%, -2%, -3%, -4%, -5%, -6%, -7%, -8%, -9%, and
-10%. During the life of your Contract, an Allocation Option with a Floor of 0% will always be available. There is a risk of loss of principal and previously credited interest of up to the
Floor (for example, up to 10% with a Floor of -10%) each Interest Term due to negative
Index performance.
•The Buffer provides you limited protection each Interest Term against negative Index performance up to the Buffer, but we will credit you any negative interest that exceeds the Buffer.
For example, if you choose a -10% Buffer and the Index Return is -5%, your Risk Control Account value will not increase or decrease, because the negative Index performance does not exceed the Buffer. However, if you choose a -10% Buffer and the Index Return is -15%, your Risk Control
Account Value will decrease by 5%, which is the amount of negative interest that exceeds the
Buffer. We currently offer Allocation Options with a -10% Buffer for Contracts issued on or before
May 25, 2023, and with a -10% and a -20% Buffer for Contracts issued after May 25, 2023. We may not always make available Allocation Options with Buffers, but if we do, a Buffer of -10% or more will be available. There is a risk of loss of principal and previously credited interest of up to 90% with a Buffer of -10% and up to 80% with a Buffer of -20% each Interest Term if there is a negative Index Return of 100% over the Interest Term.
Each Risk Control Account also has a Crediting Strategy for crediting Index Interest: the Cap Rate and
Participation Rate. The Cap Rate and Participation Rate may limit the amount of interest you can earn from positive Index performance.
•The Cap Rate is the maximum amount of any positive Index interest that we will credit you at the end of an Interest Term. Positive Index performance will increase your Risk Control Account Value by up to the Cap Rate. For example, if the Index Return is 15% and the Cap Rate is 10%, we
would credit you 10%. Generally, the Cap Rate varies according to the level of risk you accept in choosing a Floor or Buffer. For example, the Cap Rate would be higher for the -10% Floor
(allowing potentially greater increases and decreases) and lower for the 0% Floor (limiting the amount of potential increases and decreases). Similarly, the Cap Rate will also be higher for a
-10% Buffer than for a -20% Buffer. We reset the Cap Rates at the start of each Interest Term.
The Cap Rate will never be less than 1%. With the Cap Rate, you may receive only a portion of any positive Index performance.
•The Participation Rate is the percentage of any positive Index interest that we will credit you at the end of an Interest Term. If the Participation Rate is less than 100%, it will limit the amount of interest credited by the Company. For example, if the Index Return is 15% and the Participation
Rate is 80%, the Company will credit 12% (i.e., 15% x 80%). If the Index Return is 15% and the
Participation Rate is 120%, the Company will credit 18% (i.e., 15% x 120%). The minimum
Participation Rate is 10%. With the Participation Rate, you may receive only a portion of any positive Index performance.
Changes to Rates. We set the Cap Rate and Participation Rate at the start of each Interest Term and guarantee them for the duration of the Interest Term. The initial Cap Rate and Participation Rate are available at least two weeks in advance of the Contract Issue Date and will be provided by your financial professional or by calling the Company at 1-800-798-5500. We may declare a new Cap Rate or
Participation Rate for each subsequent Interest Term and will notify you of any new rates at least two weeks before the end of the current Interest Term. Information about the current Cap Rates and
Participation Rates can be located at: https://www.trustage.com/zonechoice-annuity-rates.
Other Changes to Allocation Options. We may offer additional Allocation Options at our discretion, which includes offering an additional Index, Crediting Strategy, or Interest Term. We may also discontinue an Allocation Option or Index at our discretion effective as of the end of an Interest Term, or under certain circumstances, before the end of an Interest Term. An Index or Allocation Option change may negatively affect interest credited and your resulting Contract Value, as well as how you want to allocate Contract Value between available Allocation Options.
Withdrawal Options, Transfers, and Adjustments
As described below, this Contract may not be appropriate for you if you intend to take partial withdrawals (including systematic withdrawals and Required Minimum Distributions) or surrender the Contract. However, the Contract does offer the following liquidity features during the Accumulation
Period.
•Annual Free Withdrawal Amount - Each Contract Year, you may withdraw up to the Annual Free
Withdrawal Amount without incurring a Surrender Charge or Interest Adjustment. Any unused
Annual Free Withdrawal Amount will not carry over to any subsequent Contract Year. The Annual
Free Withdrawal Amount is subject to the Equity Adjustment and proportionate calculations.
•Systematic Withdrawals - You may elect to receive payments, monthly, quarterly, semi-annually, or annually, subject to the $100 minimum partial withdrawal amount and minimum Surrender
Value. Surrender Charges and an Equity Adjustment and Interest Adjustment may apply. Although the Contract permits systematic withdrawals (including for Required Minimum Distributions under the Internal Revenue Code) from Risk Control Accounts, these withdrawals may have an adverse effect on your values under the Contract. If you intend to make ongoing withdrawals, you should consult a financial professional to determine whether the Contract is appropriate for you.
•Partial Withdrawals - You may make partial withdrawals during the Accumulation Period by
Authorized Request. Any applicable Surrender Charge, Interest Adjustment, Equity Adjustment,
and the use of proportionate calculations will affect the amount available for a partial withdrawal.
A partial withdrawal may reduce your Death Benefit and the Crediting Base by more than the amount of the partial withdrawal. Additionally, only the remaining principal in the Risk Control
Account will be credited interest, positive or negative, at the end of the Interest Term.
•Full Surrender - You may surrender your Contract during the Accumulation Period by Authorized
Request. Upon full surrender, a Surrender Charge, Equity Adjustment, and Interest Adjustment
may apply, and may reflect a negative return.
For Contracts issued after May 25, 2023, during an Interest Term, you may make an Authorized Request for a Flex Transfer of some or all of the Risk Control Account Value from any Risk Control Account to the
Declared Rate Account. The amount transferred is subject to the Equity Adjustment (which may reflect a positive or negative return) and will reduce the Crediting Base of the Risk Control Account proportionally. If you make a Flex Transfer when there is a negative Equity Adjustment, you may transfer at a loss, which means your remaining Crediting Base will be reduced by more than the transferred amount, and that reduction could be substantial. Additionally, only the Crediting Base remaining after the Flex Transfer will be credited index interest, positive or negative, at the end of the
Interest Term. The decision to make a Flex Transfer could therefore significantly negatively impact your Risk Control Account Value, which impacts other values under the Contract and the amount you receive from any payments.
Withdrawals, Flex Transfers, and surrenders can significantly reduce the values under the Contract and the amount you receive from any payments. Withdrawals, Flex Transfers, and surrenders on any date other than the first and late day of an Interest Term will be subject to the Equity Adjustment. Withdrawals and surrenders on any date other than each sixth Contract Anniversary will be subject to the Interest
Adjustment. The Equity Adjustment and Interest Adjustment may be positive or negative and could result in the loss of principal and previously credited interest and may significantly decrease the amount you receive upon surrender or partial withdrawal. It is possible in extreme circumstances to lose up to
100% of your principal and previously credited interest due to the Surrender Charge, Equity

Adjustment, Interest Adjustment, and proportionate calculations, regardless of the Allocation
Option to which you allocated Contract Value. Withdrawals and surrenders are subject to federal income taxes and may be subject to a 10% additional tax if taken before the Owner is age 59½.
Other Contract Features
Death Benefit. The Death Benefit during the Accumulation Period is equal to the greater of Contract
Value (including any applicable Equity Adjustment or Interest Adjustment) or the Purchase Payment
adjusted for withdrawals as of the date the Death Benefit is payable. Withdrawals and Flex Transfers could significantly reduce the Death Benefit, perhaps by substantially more than the amount of the withdrawal or transfers, because of the Equity Adjustment, Interest Adjustment, and the
calculation of withdrawals on a proportionate basis when determining the Death Benefit. We do not apply a Surrender Charge in determining the Death Benefit.
Income Payout Options. You have several income options to choose from during the Payout Period.
Right to Examine. You may cancel your Contract and receive either your Purchase Payment (less any withdrawals) or your Contract Value depending upon applicable state law.
Please call your financial professional or the Company at 1-800-798-5500 if you have questions about how your Contract works.

KEY INFORMATION

IMPORTANT INFORMATION YOU SHOULD CONSIDER ABOUT THE TRUSTAGE™ ZONECHOICE ANNUITY
FEES, EXPENSES, AND ADJUSTMENTS		Location in Prospectus
Are There Charges or Adjustments for Early Withdrawals?
Yes. If you surrender your contract or take a withdrawal
during the first six Contract Years, you may be assessed a
Surrender Charge on the amount withdrawn in excess of the
Annual Free Withdrawal Amount.
•For Contracts issued on or before May 25, 2023, the
Surrender Charge is up to 9%. For example, if you were
to surrender your Contract during the first Contract Year,
you could pay a surrender charge of up to $8,100 on a
$100,000 investment.
•For Contracts issued after May 25, 2023, the Surrender
Charge is up to 8%. For example, if you were to
surrender your Contract during the first Contract Year,
you could pay a surrender charge of up to $7,200 on a
$100,000 investment.
Your loss will be greater if there is a negative Interest
Adjustment, negative Equity Adjustment, income taxes, or an
additional tax.
If you surrender your Contract or take a withdrawal from any
Allocation Option on any day other than every sixth Contract
Anniversary, we will apply an Interest Adjustment (which may be positive or negative) to the amount being withdrawn that is in excess of the Annual Free Withdrawal Amount.
If you surrender your Contract or take a withdrawal from a
Risk Control Account before the expiration of an Interest
Term, we will apply an Equity Adjustment (which may reflect a positive or negative return) to the amount being withdrawn
and will reduce the Crediting Base proportionally.
The Equity Adjustment or Interest Adjustment could result in the loss of your principal and previously credited interest, regardless of the Allocation Option to which you allocated
Contract Value. In extreme circumstances, such losses could
be as high as 100% of your Contract Value.
Fee Table Charges and Adjustments
Are There Transaction Charges?	No.

Are There Ongoing Fees and Expenses?
Yes. There is an implicit ongoing fee on the Risk Control
Accounts to the extent that the Cap Rate or Participation
Rate limits your participation in Index gains.
This means your returns may be lower than the Index's
returns; however, in exchange for accepting limits on Index
gains, you receive some protection from Index losses through the Floors and Buffers.
Please refer to your Data Page for information about the
specific implicit fees you will pay each year based on the
options you have elected.
Fee Table Charges and Adjustments
RISKS	Location in Prospectus
Is There a Risk of Loss from Poor Performance?
Yes. You can lose money by investing in the Contract,
including loss of principal and previously credited interest, due to negative Index performance.
There is a risk of loss of principal and previously credited interest of up to the Floor (for example, up to 10% with a
Floor of -10%) each Interest Term due to negative Index
performance.
There is a risk of loss of principal and previously credited interest of up to 90% with a Buffer of -10% and up to 80%
with a Buffer of -20% each Interest Term if there is a negative
Index Return of 100% over the Interest Term.
Principal Risks of Investing in the Contract
Is this a Short-Term Investment?
No. The Contract is not a short-term investment and is not
appropriate if you need ready access to cash. The benefits of tax deferral mean that the Contract is more beneficial if you have a long time horizon.
Withdrawals and surrenders may be subject to a Surrender
Charge, an Interest Adjustment (which may be positive or
negative), an Equity Adjustment (which may be positive or
negative), and federal and state income taxes, and, if taken before age 59½, a 10% additional tax. Withdrawals will also
reduce the Death Benefit and Contract Values, perhaps by
significantly more than the amount of the withdrawal.
At least two weeks before the end of an Interest Term, you
will be notified of the available Allocation Options to which you may transfer maturing Contract Value. The new
Allocation Options may have different Interest Terms and
Crediting Strategies than what was previously available. If we do not receive transfer instructions by Authorized Request at least one Business Day before the end of the current Interest
Term, we will apply the maturing Contract Value to a new
Interest Term of the same Allocation Option. If the same
Allocation Option is not available, we will apply the value to the Declared Rate Account.
Principal Risks of Investing in the Contract Charges and Adjustments Federal Income Tax Matters

What Are the Risks Associated with the Allocation Options?
An investment in the Contract is subject to the risk of poor investment performance and can vary depending on the
performance of the Allocation Options available under the
Contract. Each Allocation Option, including the Risk Control
Accounts and the Declared Rate Account, has its own unique
risks. You should review the Allocation Options carefully
before making an investment decision.
The Cap Rate and Participation Rate may limit positive Index returns. For example, if the Index performance is 12%, and
the Cap Rate is 4%, we will credit 4% in interest at the end of the Interest Term. If the Index Return is 15% and the
Participation Rate is 10%, the Company will credit 1.50%
(i.e., 15% x 10%). You may earn less than the Index
performance as a result.
The Floor and Buffer will limit negative Index performance
and thereby provide limited protection in the case of a market decline. For example, if the Index performance is -25% and
the Floor is -10%, we will credit -10% at the end of the
Interest Term. If the Index performance is -25% and the
Buffer is -10%, we will credit -15% at the end of the Interest
Term.
Except for the Barclays Risk Balanced, each Index
associated with the Risk Control Accounts is a "price return index," which means the Index performance does not include
dividends paid on the securities comprising the Index. This
will reduce Index performance and will cause the Index to
underperform a direct investment in the underlying securities.
The Barclays Risk Balanced Index reinvests dividends but
deducts certain fees. These deductions will reduce Index
performance, and the Index will underperform similar
portfolios from which these fees and costs are not deducted.
Principal Risks of Investing in the Contract Risk Control Account Options Appendix A
What Are the Risks Related to the Insurance Company?
An investment in the Contract is subject to the risks related to the Company. Any obligations (including under the Declared
Rate Account and the Risk Control Accounts), guarantees
(such as the Death Benefit), or benefits are subject to the
Company's claims-paying ability. More information about the
Company, including its financial strength ratings, is available upon request by calling 1-800-798-5500.
Principal Risks of Investing in the Contract
RESTRICTIONS		Location in Prospectus
Are There Restrictions on the Allocation Options?	Yes, as described below there are restrictions on certain features of allocations, transfers, withdrawals, and investment option features.

Allocations. Each Allocation Option is available on the
Contract Issue Date and at the end of the Interest Term. For
example, after the Contract Issue Date, an Allocation Option with a one-year Interest Term is available every Contract
Anniversary, whereas an Allocation Option with a six-year
Interest Term is available every sixth Contract Anniversary. If we add an Allocation Option, you will not be able to allocate your Contract Value to the new Allocation Option until the
start of the next available Interest Term for that Allocation
Option. Additionally, the six-year Interest Term is unavailable if the Income Payout Date is less than six years from the start of the Interest Term.
Allocating Your Purchase Payment

Changes to Investment Options and Features. We may
set a new Cap Rate or Participation Rate for a subsequent
Interest Term. We will notify you of any new rates at least two weeks before the end of the current Interest Term.
We reserve the right to add, substitute, or eliminate Indices and Allocation Options as described in this Prospectus. If
there is a delay between the date we remove the Index and
the date we add a substitute Index, your Risk Control Account
Value will be based on the value of the Index on the date the
Index ceased to be available, which means market changes
during the delay will not be used to calculate the index
interest.
We may change, discontinue, or establish restrictions on Flex
Transfers, including limitations on the number, frequency, or amount of Flex Transfers, at any time.
Risk Control Account Options
Are There any Restrictions on Contract Benefits?
Yes. Systematic Withdrawals may be taken on a monthly,
quarterly, semi-annual, or annual basis. The withdrawals
must be at least $100 each. There are additional limitations on the amounts that you may request and the timing for
requesting and terminating Systematic Withdrawals. The
Equity Adjustment, Interest Adjustment, and Surrender
Charge may apply.
Benefits Available under the Contract
TAXES	Location in Prospectus
What Are the Contract's Tax Implications?
You should consult with a tax professional to determine the
tax implications of the Contract. There is no additional tax benefit if you purchase the Contract through a qualified
retirement plan or individual retirement account (IRA).
Withdrawals from the Contract are subject to ordinary income tax, and may be subject to a 10% additional tax if taken
before age 59½.
Federal Income Tax Matters

CONFLICTS OF INTEREST	Location in Prospectus
How Are Investment Professionals Compensated?
Some investment professionals (also referred to as "financial professionals" in this prospectus) may receive compensation
for selling the Contract to you in the form of commissions or other compensation. These other forms of compensation may
include cash bonuses, insurance benefits and financing
arrangements. Non-cash benefits may include conferences,
seminars and trips (including travel, lodging and meals in
connection therewith), entertainment, merchandise and other
similar items. The Company may also pay asset-based
commissions (sometimes called trail commissions) in addition to Purchase Payment-based commissions. Investment
professionals may also receive other payments from us for
services that do not directly involve the sale of the Contracts, including personnel recruitment and training, production of
promotional literature and similar services.
As a result of these compensation arrangements, investment
professionals may have a financial incentive to offer or
recommend the Contract over another investment. You
should ask your investment professional for additional
information about the compensation he or she receives in
connection with your purchase of the Contract.
Other Information – Distribution of the Contract
Should I Exchange My Contract?
You should only exchange your contract if you determine,
after comparing the features, fees, and risks of both
contracts, and any fees or penalties to terminate your existing contract, that it is better for you to purchase the new contract rather than continue to own your existing contract. Some
investment professionals may have a financial incentive to
offer you a new contract in place of the one you already own.
Getting Started - The Accumulation Period - Tax Free 1035 Exchanges

BENEFITS AVAILABLE UNDER THE CONTRACT

The following table summarizes information about the benefits available under the Contract.

Benefit	Purpose	Standard or Optional	Maximum Fee	Brief Description of Restrictions and Limitations
Death Benefit	Provides a Death Benefit if the Owner dies during the Accumulation Period	Standard	No Charge	Withdrawals or Flex Transfers may reduce the Death Benefit by more than the amount of the withdrawal.
Systematic Withdrawals	Provide payments on a schedule as set up by you.	Optional	No Charge	Withdrawals may be subject to an Equity Adjustment, Interest Adjustment, or Surrender Charge.

BUYING THE CONTRACT

The minimum Purchase Payment for a Non-Qualified or Qualified Contract is $5,000. The Company does not allow additional Purchase Payments. A Purchase Payment for a Contract, or Purchase Payments for
multiple Contracts owned by the same individual, that equals or exceeds $1 million requires our prior approval, which may be withheld at our sole discretion.
We offer the Contract to individuals, certain retirement plans, and other entities. To purchase a Contract, you and the Annuitant must be at least Age 21 and no older than Age 85.
We sell the Contract through financial professionals. To start the purchase process, you must submit an application to your financial professional. The Purchase Payment must either be paid at the Company’s
Administrative Office or delivered to your financial professional. Your financial professional will then forward your completed application and Purchase Payment (if applicable) to us. The selling firm’s determination of whether the Contract is suitable for you may delay our receipt of your application. Any such delays will affect when we issue your Contract.
If the application for a Contract is properly completed and is accompanied by all the information necessary to process it, including payment of the Purchase Payment, the Purchase Payment will be allocated to the Allocation Options you choose on the next available Contract Issue Date.
After we receive a completed application, Purchase Payment, and all other information necessary to process a purchase order in Good Order, we will begin the process of issuing the Contract on the next
Contract Issue Date available. Contract Issue Dates offered by the Company are currently the 10th and
25th of each month unless those days fall on a non-Business Day. In that case, we issue the Contract on the next Business Day with an effective Contract Issue Date of the 10th or 25th. Please note that during the period between the date your Purchase Payment is delivered to us and the next available Contract Issue
Date, we will hold your Purchase Payment in our General Account and not pay interest on it. Thus, during that period, your Purchase Payment will not be allocated to either the Risk Control Accounts or the
Declared Rate Account.
On the Contract Issue Date, your Purchase Payment will be allocated according to your allocation instructions on file with us. You must specify the percentage of your Purchase Payment to be allocated to each Allocation Option on the Contract Issue Date. The amount you direct to an Allocation Option must be in whole percentages from 1% to 100% of the Purchase Payment and your total allocation must equal
100%. If you do not indicate your allocations on the application, our Administrative Office will attempt to contact your financial professional and/or you for clarification. We will not issue the Contract without your allocation instructions.

MAKING WITHDRAWALS:  ACCESSING THE MONEY IN YOUR CONTRACT

Partial Withdrawals
At any time during the Accumulation Period you may make partial withdrawals by Authorized Request in
Good Order. The minimum partial withdrawal amount is $100. Unless you instruct us otherwise, withdrawals will be processed proportionally from the Contract Value in all Allocation Options. Any applicable Surrender Charge, Interest Adjustment, and Equity Adjustment will affect the amount available for a partial withdrawal. We will pay you the amount you request in connection with a partial withdrawal by reducing Contract Value in the Declared Rate Account or the appropriate Risk Control Accounts.
Partial withdrawals for less than $25,000 are permitted by telephone and in writing. The written consent of all Owners must be obtained before we will process the partial withdrawal. If an Authorized Request in

Good Order is received by 4:00 P.M. Eastern Time, it will be processed that day. If an Authorized Request in Good Order is received after 4:00 P.M. Eastern Time, it will be processed on the next Business Day.
If a partial withdrawal would cause your Surrender Value to be less than $2,000, we will treat your request for partial withdrawal as a request for full surrender of your Contract. Before processing the full surrender, we will attempt to contact you or your financial professional to provide the opportunity for you to take a lower amount to maintain a Surrender Value of at least $2,000. If we are unable to contact you within one
Business Day after receiving your request, we will process the full surrender.
The Contract may not be appropriate for investors who plan to take withdrawals (including systematic withdrawals and Required Minimum Distributions) or surrender the Contract. All withdrawals, including systematic withdrawals and Required Minimum Distributions, will proportionally reduce the Death Benefit and Crediting Base by the ratio of the withdrawal to the
Contract Value immediately prior to the withdrawal. This means the Death Benefit and Crediting
Base may decrease by more than the amount of the withdrawal, and that decrease could be significant. Partial withdrawals could terminate the Contract. Partial Withdrawals could also significantly reduce the values under your Contract due to the Equity Adjustment, Interest
Adjustment, and Surrender Charge. Moreover, only the Crediting Base remaining after the withdrawal will be credited interest, positive or negative, at the end of the Interest Term.
Systematic Withdrawals
Our systematic withdrawal program is an administrative program designed for you to take recurring automatic withdrawals at the frequency you select. You can receive payments, monthly, quarterly, semi-
annually, or annually, subject to the $100 minimum partial withdrawal amount and minimum Surrender
Value described in this section. Although the Contract permits systematic withdrawals (including for
Required Minimum Distributions under the Internal Revenue Code) from the Risk Control Accounts, these withdrawals may have an adverse effect on your values under the Contract. If you intend to make ongoing withdrawals, you should consult a financial professional to determine whether the Contract is appropriate for you.
Surrenders
You may surrender your Contract for the Surrender Value at any time during the Accumulation Period by
Authorized Request. The consent of all Owners must be obtained before the Contract is surrendered. If an Authorized Request in Good Order is received before 4:00 P.M. Eastern Time on a Business Day, it will be processed that day. If an Authorized Request in Good Order is received at or after 4:00 P.M. Eastern
Time on a Business Day or on a non-Business Day, it will be processed on the next Business Day.
If you surrender the Contract, you will be paid the Surrender Value, as of the Business Day we received your Authorized Request in Good Order.
The Surrender Value is equal to:
1)Your Contract Value at the end of the Valuation Period in which we receive your Authorized
Request, including any applicable Equity Adjustment; minus
2)Any applicable Surrender Charge; adjusted for
3)Any applicable Interest Adjustment.
Instead of crediting interest to amounts that are surrendered prior to the end of the Interest Term, we apply an Equity Adjustment, which may be positive or negative. The Surrender Value could be significantly lower than your Contract Value due to the Equity Adjustment, Interest Adjustment,
and Surrender Charge applied to amounts that are surrendered prior to the end of the Interest
Term. A surrender is subject to income tax and, if taken before age 59½, a 10% additional tax may apply. You should consult a tax adviser before requesting a surrender.

Upon payment of the Surrender Value, this contract is terminated, and we have no further obligation under this contract. We may require that the Contract be returned to our Administrative Office prior to making payment of the Surrender Value. The Surrender Value will not be less than the amount required by state law in which the contract was delivered. We will pay you the amount you request in connection with a full surrender by withdrawing Contract Value in the Declared Rate Account and the Risk Control
Accounts.
Annual Free Withdrawal Amount
Your Annual Free Withdrawal Amount is the amount that can be withdrawn each Contract Year without incurring a Surrender Charge or Interest Adjustment. The Annual Free Withdrawal Amount in the first
Contract Year is 10% of the Purchase Payment less any withdrawal taken in that Contract Year. The
Annual Free Withdrawal Amount in subsequent Contract Years is equal to 10% of the Contract Value as of the last Contract Anniversary less any withdrawals taken in the current Contract Year. Any unused
Annual Free Withdrawal Amount will not carry over to the next Contract Year. The Annual Free Withdrawal
Amount is still subject to the Equity Adjustment and proportionate adjustments. Partial annuitization will count toward the Annual Free Withdrawal Amount.
The Annual Free Withdrawal Amount is subtracted from surrenders for purposes of calculating the
Surrender Charge.
Partial Withdrawal and Surrender Restrictions
Your right to make partial withdrawals and surrender the Contract is subject to any restrictions imposed by any applicable law or employee benefit plan.
Right to Defer Payments
We reserve the right to postpone payment for up to six months after we receive your Authorized Request in Good Order, subject to obtaining prior written approval by the state insurance commissioner if required by the law of the state in which we issued the Contract. In the event we postpone payment, we will pay interest on the proceeds if required by state law, calculated at the effective annual rate and for the time period required under state law.

ADDITIONAL INFORMATION ABOUT FEES

The following tables describe the fees, expenses, and adjustments that you will pay when buying, owning, and surrendering or making withdrawals from an Allocation Option or from the Contract.
Please refer to your Data Page for information about the specific fees you will pay each year based on the options you have elected.
The first table describes the fees and expenses that you will pay at the time you buy the Contract, surrender or make withdrawals from an Allocation Option or from the Contract, transfer Contract
Value between Allocation Options, or request special services. State premium taxes may also be deducted.

Transaction Expenses for Contracts Issued After May 25, 2023	Charge
Maximum Surrender Charge (as a percentage of Contract Value surrendered or withdrawn)(1)	8%
(1)We deduct a Surrender Charge from each withdrawal and surrender that exceeds the Annual Free Withdrawal Amount during the first six Contract Years. We do not assess a Surrender Charge on certain withdrawals and surrenders, such as under the
Nursing Home or Hospital Waiver or Terminal Illness Waiver.

The next table describes the adjustments, in addition to any transaction expenses, that apply if all or a portion of the Contract Value is removed from an Allocation Option or from the Contract prior to the end of an Interest Term.

Adjustments	Charge
Equity Adjustment Maximum Potential Loss (as a percentage of Contract Value withdrawn or surrendered)(1)	100%
Interest Adjustment Maximum Potential Loss (as a percentage of Contract Value withdrawn or surrendered)(2)	90%
(1)During the Accumulation Period, if you surrender, withdraw, or make a Flex Transfer from a Risk Control Account prior to the end of an Interest Term, we will apply an Equity Adjustment (which may be positive or negative) to the amount being withdrawn or transferred and will reduce the Crediting Base proportionally. The Equity Adjustment may reflect a positive or negative return that increases or decreases the amount you receive from a partial withdrawal or surrender, or the amount transferred from the
Risk Control Account.
(2)During the Accumulation Period, if you surrender or withdraw your Contract Value on any day other than every sixth
Contract Anniversary, we will apply an Interest Adjustment (which may be positive or negative) to the amount being withdrawn that is in excess of the Annual Free Withdrawal Amount. The Interest Adjustment increases or decreases the amount you receive from a partial withdrawal or surrender of value allocated to the Risk Control Accounts or the Declared Rate Account.
In addition to the fees described above, the Cap Rates and Participation Rates limit the amount you can earn with respect to each Risk Control Account. This means your returns may be lower than the Index’s returns. In return for accepting this limit on Index gains, you will receive some protection from Index losses.
A-1

APPENDIX: ALLOCATION OPTIONS AVAILABLE UNDER THE CONTRACT

During the Accumulation Period, if you surrender or withdraw your Contract Value from any
Allocation Option on any day other than every sixth Contract Anniversary, we will apply an
Interest Adjustment (which may be positive or negative). This may result in a significant reduction in your Contract Value.
Risk Control Account Options
The following is a list of the Risk Control Account options currently available under the Contract. We may change the features of the Risk Control Accounts listed below (including the Index and the Cap Rates), offer new Risk Control Accounts, and terminate existing Risk Control Accounts. We will provide you with written notice before making any changes other than changes to the Cap Rates. Information about current
Cap Rates is available at https://www.trustage.com/zonechoice-annuity-rates.
During the Accumulation Period, if you surrender, withdraw, or make a Flex Transfer from a Risk
Control Account before the end of an Interest Term, we will apply an Equity Adjustment (which may be positive or negative). This may result in a significant reduction in your Contract Value that could exceed any protection from Index loss that would be in place if you held the option until the end of the Interest Term.

ALLOCATION OPTIONS FOR CONTRACTS ISSUED AFTER MAY 25, 2023
Risk Control Account Crediting Strategy: Floor with Cap Rate
Index	Type of Index	Crediting Period	Limit on Index Loss (if held to the end of the Crediting Period)	Minimum Limit on Index Gain (for the Life of the Contract)
S&P 500 Index(1)	Stock market index based on market capitalizations of 500 leading companies publicly traded in the U.S. stock market.	1-Year	Floor: 0% to -10% in 1% increments	Minimum Cap Rate: 1%
Dimensional US Small Cap Value Systematic Index(1)	Stock market index that invests within the smallest 8% of the US market down to $100 million in market capitalization with relative prices in the lowest 40% when ranked by price to book.	1-Year	Floor: 0% to -10% in 1% increments	Minimum Cap Rate: 1%
Barclays Risk Balanced Index(1)	Allocates between equities and fixed income using the principles of Modern Portfolio Theory, which seeks to maximize the expected return based on a given level of market risk.	1-Year	Floor: 0% to -10% in 1% increments	Minimum Cap Rate: 1%
Risk Control Account Crediting Strategy: Buffer with Cap Rate
Index	Type of Index	Crediting Period	Limit on Index Loss (if held to the end of the Crediting Period)	Minimum Limit on Index Gain (for the Life of the Contract)
A-2

S&P 500 Index(1)	Stock market index based on market capitalizations of 500 leading companies publicly traded in the U.S. stock market.	1-Year	Buffer: -10%	Minimum Cap Rate: 1%
Dimensional US Small Cap Value Systematic Index(1)	Stock market index that invests within the smallest 8% of the US market down to $100 million in market capitalization with relative prices in the lowest 40% when ranked by price to book.	1-Year	Buffer: -10%	Minimum Cap Rate: 1%
Risk Control Account Crediting Strategy: Buffer with Participation Rate
Index	Type of Index	Crediting Period	Limit on Index Loss (if held to the end of the Crediting Period)	Minimum Limit on Index Gain (for the Life of the Contract)
S&P 500 Index(1)	Stock market index based on market capitalizations of 500 leading companies publicly traded in the U.S. stock market.	6-Year	Buffer: -10% and -20%	Minimum Participation Rate: 10%
Dimensional US Small Cap Value Systematic Index(1)	Stock market index that invests within the smallest 8% of the US market down to $100 million in market capitalization with relative prices in the lowest 40% when ranked by price to book.	6-Year	Buffer: -10% and -20%	Minimum Participation Rate: 10%
Barclays Risk Balanced Index(1)	Allocates between equities and fixed income using the principles of Modern Portfolio Theory, which seeks to maximize the expected return based on a given level of market risk.	6-Year	Buffer: -10% and -20%	Minimum Participation Rate: 10%
(1)Except for the Barclays Risk Balanced, the performance of each Index associated with the Risk
Control Accounts does not include dividends paid on the securities comprising the Index, and therefore, the performance of the Index does not reflect the full performance of those underlying securities. This will reduce Index performance and will cause the Index to underperform a direct investment in the underlying securities. The Barclays Risk Balanced Index reinvests dividends but deducts a fee of 0.5% for the equity exposure, and 0.2% per year for the treasury exposure, and a cost equal to SOFR plus 0.1145% for the equity component. Therefore, the aggregate fee will depend on the Index's relative allocations to the equity and treasury components from time to time, which are determined by the volatility control mechanism. SOFR refers to the Secured Overnight Financing
Rate, which was 4.49% as of December 31, 2024. The New York Fed publishes the SOFR on its website each Business Day. These deductions will reduce Index performance, and the Index will underperform similar portfolios from which these fees and costs are not deducted.
(2)We credit interest to each Risk Control Account at the end of each Interest Term by comparing the change in the Index from the first day of the Interest Term to the last day of the Interest Term.
Because Index interest is calculated on a single point in time you may experience negative or flat
A-3
performance even though the Index experienced gains through some, or most, of the Interest Term.
Rebalancing among Risk Control Accounts occurs on each Risk Control Account Maturity Date (the last day of each one- or six-year Risk Control Account Period). No additional values can be transferred, and no additional Purchase Payments can be allocated, to a Risk Control Account until the Risk Control Account Maturity Date. Moreover, withdrawals and surrenders from a Risk Control
Account on any day other than its Risk Control Account Maturity Date will be subject to the Equity
Adjustment and Interest Adjustment.
The Floor and Buffer for an Allocation Option will not change during the life of your Contract unless the
Allocation Option is discontinued. During the life of your Contract, an Allocation Option with a Floor of 0%
will always be available. We may not always make available Allocation Options with Buffers, however, if one is available, a Buffer of -10% or more will be available.
Declared Rate Account
The following is a list of Declared Rate Account Options currently available under the Contract. We may change the features of the Declared Rate Account Options listed below, offer new Declared Rate Account
Options, and terminate existing Declared Rate Account Options. We will provide you with written notice before doing so.

Name	Term	Minimum Guaranteed Interest Rate
Declared Rate Account	1 year	0.15%(1)
(1)  The Minimum Guaranteed Interest Rate is set on the Contract Issue Date and every sixth Contract
Anniversary based on the calendar quarter in which the Issue Date or Contract Anniversary falls.
Your selling firm may limit the Allocation Options available to you when your Contract is issued. Not all
Allocation Options may be available in all markets where we offer the Contract.
This Initial Summary Prospectus incorporates by reference the Prospectus and Statement of Additional
Information for the Contract, both dated May 1, 2025, as supplemented. The SAI may be obtained, free of charge, in the same manner as the Prospectus.
EDGAR Contract Identifier: C000261255